SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         Date of Report: August 17, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




               Delaware                             52-1555759
       (State of Incorporation)        (I.R.S. Employer Identification No.)



                35 West Watkins Mill Road, Gaithersburg, MD 20878
                (Address of principal executive office (Zip Code)


Registrant's telephone number, including area code (301) 417-0770


No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


EDIMMUNE, INC.
MEDIMMUNE, INC.
Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated August 13, 1999:


FOR IMMEDIATE RELEASE
Contact:
William C. Roberts
Investor and Media Relations
MedImmune, Inc.
301-417-0770 x358

http://www.medimmune.com

                 MEDIMMUNE ANNOUNCES NOVEL STRUCTURE OF URINARY
                         TRACT INFECTION VACCINE TARGET
           -X-ray Structure of FimC-FimH Complex Published in Science-

Gaithersburg, MD, August 13, 1999 -- MedImmune, Inc. (Nasdaq: MEDI) today announced that the x-ray structure of the FimC-FimH chaperone-adhesin complex of uropathogenic E. coli has been published in the August 13, 1999 issue of Science. The FimH adhesin, the tip protein at the end of bacterial pili which facilitates attachment and subsequent colonization of E. coli to human bladder tissue during infection, is required for colonization and antibody to FimH has been shown to be protective against E. coli infection in a murine model. The published structural data, obtained by Stefan D. Knight, Ph.D., associate professor of molecular biology, and postdoctoral fellow Devapriya Choudhury, Ph.D., both at Uppsala Biomedical Center in Sweden, allows scientists to correlate structural data with the Company's ongoing urinary tract infection
(UTI) vaccine work. MedImmune's research team, led by Solomon Langermann, Ph.D., is developing its candidate vaccine for human use in collaboration with the laboratories of Scott Hultgren, Ph.D., at Washington University School of Medicine in St. Louis and Staffan Normark, M.D., Ph.D., at the Karolinska Institute in Stockholm, Sweden.

"This new structural data regarding the FimC-FimH chaperone-adhesin interaction will obviously provide valuable insight into the urinary tract infection vaccine program," commented Scott J. Hultgren, Ph.D., professor of molecular microbiology at the Washington University School of Medicine in St. Louis. "Additionally, and perhaps most interestingly, this data provides a new insight into the paradigm of protein folding."

"These data may validate MedImmune's choice of using the entire FimC-FimH complex as our E. coli UTI vaccine candidate, since the FimC molecule is required to direct proper folding of and to stabilize the FimH adhesin structure," added Sol Langermann, Ph.D., director of immunology and molecular genetics at MedImmune.

The article in Science is titled, "X-ray Structure of the FimC-FimH Chaperone-Adhesin Complex from Uropathogenic E. coli." The FimH adhesin has two major regions: One interacts with the FimC chaperone, while the other interacts with mannose, a sugar attached to receptors in the lining of the bladder. This FimH-mannose interaction allows the bacterium to bind and colonize the urogenital tract. Since this is the critical interaction during infection, a vaccine targeting this domain may mediate protection against infection. Of particular interest in this study was the FimH domain which allows FimH to interact with its chaperone, FimC. This domain forms a barrel-shaped immunoglobulin fold, a structure typically made up of seven strands. However, the FimH immunoglobulin fold lacks one of the strands. This forms a gap in the FimH molecule, which would render it unstable. Scientists discovered that the FimC chaperone, which also forms an immunoglobulin fold, temporarily shares its seventh strand with the FimH subunit without actually parting with the shared strand in a process called "donor strand complementation". This complementation forms the FimC-FimH complex which stabilizes and allows proper folding of FimH, and explains the basis for chaperone function. The discovery of donor strand complementation provides a twist to the dogma of protein folding. According to the thermodynamic hypothesis of 1972 Nobel-prize winner Christian B. Anfinsen, Ph.D., the three dimensional shapes of proteins are determined solely by the positions of the amino acid building blocks. However, this new data points out that the structure of FimH is somewhat determined by specific interaction with its chaperone.

UTIs are a significant medical problem and one of the most common disorders prompting medical attention in otherwise healthy women and children. It is estimated that by age 30 roughly 50 percent of women have had at least one infection and 2-10 percent are affected by recurrent infections. Females are generally more prone to UTIs simply due to their anatomy. Recent studies have shown that, on average, women who are 18-40 years old get 1-2 infections over a two-year period. Older adults are also at risk with the incidence as high as 33 out of 100 people. Most infections can be treated with antibiotics, however recurrence is common and emerging antibiotic resistant bacteria create an additional threat.

MedImmune's scientific collaborators, studying the cause of UTI infections, found that bacteria establish infection in humans by using hair-like appendages, called pili, to attach to bladder cells. The FimH adhesin, the protein at the tip of the pili, is the "anchor" responsible for attachment. MedImmune scientists have shown that vaccinating mice with this protein can produce antibodies that prevent establishment of a UTI in the animals when challenged with disease-causing E. coli bacteria. Furthermore, the antibodies elicited by the vaccine prevented the attachment to bladder cells of 94 percent of random E. coli UTI isolates and 100 percent of isolates from women with recurrent E. coli infections tested in in vitro studies.

In 1998, MedImmune completed a vaccination study with FimH in non-human primates. These studies demonstrated a dramatic decrease in bladder colonization by E. coli in vaccinated animals. The Company expects to complete pre-clinical development and file an investigational new drug (IND) application with the FDA to begin clinical trials with its FimC-FimH complex UTI vaccine candidate in the fourth quarter of 1999.

MedImmune, located in Gaithersburg, Maryland, is a biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. MedImmune markets three products through its hospital-based sales force and has five new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.




                                 MEDIMMUNE, INC
                                  (REGISTRANT)



BY (SIGNATURE)                      /s/ David M. Mott
(NAME AND TITLE)                    David M. Mott, Vice Chairman and
                                    Chief Financial Officer
(DATE)                              August 17, 1999